Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at the Wells Fargo 2016 Industrial and Construction Conference

Stamford, CT. May 5, 2016 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that Ron Wainshal, Chief Executive Officer will be presenting at the Wells Fargo Securities 2016 Industrial and Construction Conference at The New York Palace Hotel in New York City on Tuesday, May 10, 2016 at 3:15 p.m. Eastern Time.

A live webcast of the presentation will be available to the public on the Investor Relations section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2016, Aircastle owned and managed on behalf of its joint ventures 162 aircraft on lease with 53 customers located in 33 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited